UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2025

Purple Innovation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37523	47-4078206
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 North Chapel Ridge Rd., Suite 200
Lehi, Utah	84043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 756-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PRPL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Second Amendment to Amended and Restated Credit Agreement

As previously disclosed, on January 23, 2024, Purple Innovation, Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Loan Parties”), entered into an amended and restated credit agreement (the “Amended and Restated Credit Agreement”), with Coliseum Capital Partners, L.P. (“CCP”) and other lenders (collectively, the “Lenders”) and CSC Delaware Trust Company, as administrative agent, which was amended on March 12, 2025, by the First Amendment to Amended and Restated Credit Agreement (the “First Amendment” and the Amended and Restated Credit Agreement as so amended, the “Amended A&R Credit Agreement”). The First Amendment, among other things, provided for a commitment increase pursuant to Section 2.18 of the Amended and Restated Credit Agreement in the initial principal amount of the senior secured term loan facility by $19.0 million (the “First Incremental Loan”) on the terms and conditions set forth therein.

On May 2, 2025, the Loan Parties entered into a Second Amendment to Amended and Restated Credit Agreement (the “Amendment”) with the Second Amendment Term Loan Lenders (as defined in the Amendment), which amended the Amended A&R Credit Agreement. The Amendment, among other things, provides for a commitment increase pursuant to Section 2.18 of the Amended A&R Credit Agreement in the initial principal amount of the senior secured term loan facility by $20.0 million (the “Second Incremental Loan”) from an aggregate principal amount of up to $80.0 million (the “Existing Loan”) to an initial aggregate principal amount of up to $100.0 million (the “Loan”) and allows the Loan Parties to request one or more additional term loans from the Lenders in an initial aggregate principal amount not to exceed $20.0 million on terms to be agreed to by the parties and subject to the approval of the Required Lenders (as defined in the Amended A&R Credit Agreement). The Second Incremental Loan will bear interest at the same rate as the Existing Loan, which may be paid in cash or in kind at the Company’s option.

The Amendment also provides that (i) the Second Incremental Loan shall be senior in right of repayment to the initial $61.0 million loan under the Amended and Restated Credit Agreement and pari passu with the First Incremental Loan and (ii) in any voluntary or mandatory prepayment in part or in full of the Second Incremental Loan for any reason, the Company will be required to pay an amount equal to the greater of (a) the Make-Whole Premium (as defined below) and (b) 2.50% of the aggregate principal amount of the Second Incremental Loan so prepaid, replaced or assigned. The “Make-Whole Premium” is determined as follows: on the date of prepayment, the excess of (A) (x) 100% of the principal amount of such Second Incremental Loan, plus (y) the present value at such date of all remaining scheduled interest payments due on such Second Incremental Loan from the prepayment date through the Maturity Date, assuming that all such interest accrues at the Make-Whole Premium Rate (as defined in the Amendment), computed using a discount rate equal to the Treasury Rate as of such prepayment date plus 50 basis points, over (B) the principal amount of such Second Incremental Loan on such prepayment date.

In connection with the Amendment, the Company issued to the Second Amendment Term Loan Lenders warrants (the “Loan Warrants”) to purchase 6,557,377 shares of the Company’s Class A common stock (the “Class A Stock”) at an exercise price of $1.50 per share, subject to certain adjustments. The terms of the Loan Warrants are described in greater detail below. In addition, the Company paid (i) an amendment fee equal to 0.25% of the outstanding principal and accrued and unpaid interest under the Existing Loan, paid in kind to the Second Amendment Term Loan Lenders, (ii) a work fee equal to 0.1% of the outstanding principal and accrued and unpaid interest under the Existing Loan, paid in cash to the Required Lenders, (iii) a waiver fee, to induce the Required Lenders to waive certain preemptive and right of first refusal rights, equal to 0.15% of the outstanding principal and accrued and unpaid interest under the Existing Loan, paid in cash to the Required Lenders, and (iv) a commitment fee equal to $150,000, paid in cash to the Required Lenders.

The representations, warranties and covenants contained in the Amendment were made only for purposes of the Amendment and as of specific dates; are solely for the benefit of the parties to the Amendment; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or the Second Amendment Term Loan Lenders or any of their respective subsidiaries, affiliates, businesses or stockholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Amendment, which subsequent information may or may not be fully reflected in public disclosures or statements by the Company or the Second Amendment Term Loan Lenders. Accordingly, investors should read the representations and warranties in the Amendment not in isolation but only in conjunction with the other information about the Company or the Second Amendment Term Loan Lenders and their respective subsidiaries that the respective companies include in reports, statements and other filings made with the U.S. Securities and Exchange Commission (the “SEC”).

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

SGI Commercial Arrangements

On May 2, 2025, the Company entered into a Second Amendment to Master Retailer Agreement (the “MRA Amendment”) with Mattress Firm, Inc. (“Mattress Firm”), a business unit of Somnigroup International, Inc. (“SGI”), which provides that SGI, through its Mattress Firm stores, will, during the term of the agreement, expand its inventory of the Company’s products across its national store network from approximately 5,000 mattress slots to a minimum of 12,000 mattress slots. The Company expects that its increased retail presence in Mattress Firm stores will generate approximately $70 million in incremental net revenue beginning in 2026. Also on May 2, 2025, the Company entered into an Amended and Restated Master Vendor Supply and Services Agreement (the “Sherwood Agreement” and together with the MRA Amendment the “SGI Agreements”) with Tempur Sherwood, LLC, a business unit of SGI. The Sherwood Agreement provides that Tempur Sherwood, LLC will have the exclusive right to assemble certain product lines that the Company sells to Mattress Firm.

In connection with the SGI Agreements, the Company issued to SGI warrants to purchase 8.0 million shares of the Company’s Class A Stock at a strike price of $1.50 per share (the “SGI Warrants” and together with the Loan Warrants, the “Warrants”). The terms of the SGI Warrants are described in greater detail below.

The foregoing summaries of the MRA Amendment and Sherwood Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the MRA Amendment and Sherwood Agreement, respectively, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2025.

Warrants

The following description provides a summary of the material terms of the Warrants.

General. Each Warrant entitles the registered holder to purchase one share of the Company’s Class A Stock at an exercise price of $1.50 per share, subject to adjustment as discussed below. The Warrants will expire on March 12, 2035, at 5:00 p.m., New York time, or earlier upon redemption.

Exercise. The Warrants may be exercised by providing an executed notice of exercise form accompanied by full payment of the exercise price or on a cashless basis, if applicable. The holders do not have the rights or privileges of holders of Class A Stock or any voting rights until they exercise their Warrants. After the issuance of shares of Class A Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share of Class A Stock held of record on all matters to be voted on by stockholders generally.

Redemption Right. While the Warrants are exercisable, the Company may call the Warrants for redemption in whole and not in part at any time at a price of $0.01 per share of Class A Stock issuable upon exercise of the Warrants upon not less than 45 days’ prior written notice of redemption (the “45-day redemption period”) to each holder, provided that this redemption right is only available if the reported last sale price of the Class A Stock equals or exceeds $24.00 per share on each of 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the holders. The holders of the Warrants will have the option to exercise the Warrants by payment of the exercise price in cash or on a “cashless basis” by which the holders of Warrants would pay the exercise price by surrendering their Warrants for that number of shares of Class A Stock equal to (x) the product of the number of shares of Class A Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below), divided by (y) the fair market value. The “fair market value” means the volume weighted average price of the Class A Stock as reported during the 10 trading days ending on the third trading day prior to the date on which the notice of exercise of the Warrants is sent to the Company.

Beneficial Ownership Limitation. A holder of the Warrants will not have the right to exercise its Warrants, to the extent that after giving effect to such exercise, the holder (together with its affiliates) would beneficially own in excess of 49.9% of the shares of Class A Stock outstanding immediately after giving effect to such exercise, provided that the holder may from time to time decrease or increase such limitation, but in no event to exceed 49.9%.

Anti-Dilution Protection. If the number of outstanding shares of Class A Stock is increased by a stock dividend payable in shares of Class A Stock, or by a split-up of shares of Class A Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of Class A Stock. A rights offering to holders of Class A Stock entitling holders to purchase shares of Class A Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Stock equal to the product of (i) the number of shares of Class A Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Stock, in determining the price payable for Class A Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “fair market value” means the volume weighted average price of Class A Stock as reported during the five trading day period ending on, and including, the second trading day immediately preceding the record date used to determine which holders of Class A Stock will receive such rights.

In addition, if the Company, at any time while the Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Class A Stock on account of such shares of Class A Stock (or other shares of the Company’s capital stock into which the Warrants are convertible), other than as described in the paragraph above, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and the fair market value of any securities or other assets paid on each share of Class A Stock in respect of such event.

If the number of outstanding shares of Class A Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Stock.

Whenever the number of shares of Class A Stock purchasable upon the exercise of the Warrants is adjusted, as described in the paragraphs above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Stock so purchasable immediately thereafter.

Exercise Price Adjustment; Adjustment to Number of Shares. In the event of certain deemed grants, issuances or sales of shares of Class A Stock, rights, warrants, options, or convertible securities for a consideration per share less than a price equal to the Warrant exercise price in effect immediately prior to such granting, issuance or sale, then immediately after such event, the exercise price per share of the Warrants will be reduced to, as applicable, (1) such consideration, (2) the lowest price per share (assuming all possible market conditions) for which one share of Class A Stock is at any time issuable upon the exercise of any such options or upon conversion, exercise or exchange of any convertible securities issuable upon exercise of any such option or otherwise pursuant to the terms of the options or (3) the lowest price per share (assuming all possible market conditions) for which one share of Class A Stock is at any time issuable upon the conversion, exercise or exchange of any such convertible securities or otherwise pursuant to the terms thereof, subject to a minimum floor price of $0.6979, subject to certain adjustments, as required by the applicable rules of the Nasdaq Stock Market (“Nasdaq”). In addition, simultaneously with any such adjustment of the Warrant exercise price, the number of shares of Class A Stock issuable upon exercise of the Warrants shall be increased to a number of shares equal to (i) the product of the pre-adjustment exercise price, multiplied by the pre-adjustment number of shares issuable upon exercise of the Warrants, (ii) divided by the exercise price resulting from such adjustment (without giving effect to the minimum floor price). The Company may also, in its sole discretion and upon at least 20 days’ prior written notice, lower the exercise price of the Warrants for a period of not less than 20 business days.

Fundamental Transaction. In the event of a “fundamental transaction,” the holder will have the right to purchase and receive, for each share of Class A Stock which may be purchased upon exercise of the Warrants at the effective time of the fundamental transaction, the same kind and amount of consideration receivable, in respect of each share of Class A Stock upon such fundamental transaction, by the stockholders of the Company immediately prior to such fundamental transaction. The Company will cause the surviving company in a fundamental transaction to assume the obligations of the Company under the Warrants. In addition, upon consummation of a fundamental transaction and under certain additional circumstances, the holder may either (i) have the exercise price of the Warrants reduced by the Black-Scholes value of the Warrants immediately prior to the consummation of such Warrant price adjustment (as set forth in the Warrants), subject to a minimum floor price as required by Nasdaq, or (ii) cause the Company or its successor to repurchase all or a portion of the Warrants at the Black-Scholes value immediately prior to such repurchase transaction (as set forth in the Warrants). For purposes of the Warrants, a “fundamental transaction” includes, subject to certain exceptions, any reclassification or reorganization of the Company, any merger or consolidation of the Company with or into another corporation, any merger or consolidation with or into another corporation in which the stockholders of the Company immediately prior to the merger or consolidation own less than a majority of the outstanding stock of the surviving entity, any sale or conveyance of all or substantially all of the assets or other property of the Company, and any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (as defined below)) consummating a tender, exchange or redemption offer after which any member of such group beneficially owns more than 50% of the outstanding shares of Class A Stock of the Company.

Amendments. The Warrants provide that the terms of the Warrants may be amended only in a writing signed by the Company and the holder.

The issuance of the Warrants does not affect the rights of the Company’s existing security holders, other than with respect to potential dilution as a result of an increase in the number of shares of Class A Stock outstanding if the holders exercise the Warrants.

The foregoing summary of the Warrants does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Loan Warrants and the SGI Warrants, forms of which are attached as Exhibit 10.2 and Exhibit 10.3, respectively, to this report and is incorporated by reference herein.

Registration Rights Agreements

In connection with the issuance of the Warrants, on May 2, 2025, the Company entered into a Third Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) with the Second Amendment Term Loan Lenders and Coliseum Capital Co-Invest III, L.P., and a Registration Rights Agreement (the “SGI Registration Rights Agreement”) with SGI (together with the Second Amendment Term Loan Lenders, the “Holders”), providing for the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the Warrants, the shares issuable upon the exercise of the Warrants, other warrants held by the Holders (and shares issuable upon exercise thereof) and the Class A Stock held by the Holders as of such date (the “Registrable Securities”), subject to customary terms and conditions. The Registration Rights Agreement and SGI Registration Rights Agreement entitle the Holders to demand registration of the Registrable Securities. The Registration Rights Agreement and SGI Registration Rights Agreement also entitle the Holders to piggyback on the registration of Company securities by the Company and other Company securityholders. The Company will be responsible for the payment of the Holders’ expenses in connection with any offering or sale of Registrable Securities by the Holders, including underwriting discounts or selling commissions, placement agent or broker fees or similar discounts, commissions or fees relating to the sale of certain Registrable Securities.

The Registration Rights Agreement and SGI Registration Rights Agreement provide that on or prior to May 30, 2025, or June 30, 2025, if Form S-3 is not then available to the Company, the Company will be required to prepare and file with the SEC pursuant to Rule 415 of the Securities Act a registration statement to register the resale of the Registrable Securities.

The foregoing summary of the Registration Rights Agreement and the SGI Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement and the SGI Registration Rights Agreement, which are attached as Exhibit 10.4 and Exhibit 10.5, respectively, to this report and is incorporated by reference herein.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure under Item 1.01 above describing the Amendment which amends the Amended A&R Credit Agreement is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosure under Item 1.01 above describing the Amendment, which amends the Amended A&R Credit Agreement and the Warrants is incorporated herein by reference.

In connection with the Company entering into the Amendment and the SGI Agreements, the Company issued the Loan Warrants and the SGI Warrants to the Second Amendment Term Loan Lenders and SGI, respectively. The Company relied on the exemption from registration under Section 4(a)(2) of the Securities Act.

ITEM 7.01 REGULATION FD DISCLOSURE

On May 6, 2025, the Company issued a press release announcing the Company’s entry into the Amendment to the Amended A&R Credit Agreement and the SGI Agreements, and the issuance of the Warrants. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as otherwise expressly stated in such filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description
10.1#	Second Amendment to Amended and Restated Credit Agreement, dated as of May 2, 2025, by and among Purple Innovation, Inc., Purple Innovation, LLC, Intellibed, LLC, Coliseum Capital Partners, L.P., Blackwell Partners LLC - Series A, and CSC Delaware Trust Company
10.2	Form of Loan Warrant
10.3	Form of SGI Warrant
10.4#	Third Amended and Restated Registration Rights Agreement, dated as of May 2, 2025, by and among Purple Innovation, Inc., Coliseum Capital Partners, L.P., Blackwell Partners LLC – Series A, and Coliseum Capital Co-Invest III, L.P.
10.5#	Registration Rights Agreement, dated as of May 2, 2025, by and between Purple Innovation, Inc. and Somnigroup International, Inc.
99.1	Press Release dated May 6, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished supplementally to the SEC or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2025	PURPLE INNOVATION, INC.

	By:	/s/ Todd Vogensen
Todd Vogensen
Chief Financial Officer